Exhibit 99.1

Sealed Air Reports Q2 2025 Results
Second Quarter 2025 Highlights and Financial Results
•Kristen Actis-Grande joining Sealed Air as Chief Financial Officer
•Protective volumes further stabilized in the quarter with the industrial portfolio inflecting to volume growth driven by our continued transformation efforts
•Food sales flat with favorable price offset by softer volume driven by market pressure in our North American business
•Margin expansion and Adjusted EPS growth driven by improved operating leverage and continued business optimization
•Continued focus on debt paydown with Net Debt below $4 billion
•Maintaining our financial outlook for 2025 with improved FX outlook being offset by volume weakness in North America
CHARLOTTE, N.C., August 5, 2025 – Sealed Air Corporation (NYSE: SEE) announced second quarter 2025 financial results and business updates.
“While our Protective turnaround will be non-linear, this quarter is a mark of progress as we delivered our best volume performance since the fourth quarter of 2021 and our industrial portfolio inflected to volume growth,” said Dustin Semach, Sealed Air’s President and CEO. “Market pressures are accelerating, primarily in North America, as the impact of global trade policies weigh on economic growth and consumer spending patterns are beginning to shift. More importantly, we are relentlessly focused on controlling the controllables by putting our customers first, winning new business, and executing on our transformation.”
“Our second quarter results exceeded our expectations across all metrics, despite the increasing market headwinds. We are accelerating our productivity initiatives to improve operating leverage in the business and offset any further volume weakness in the second half,” said Roni Johnson, Interim CFO. “We are being prudent and maintaining our full year guidance range, as we will have more visibility throughout the third quarter on the impact of shifting global trade policies and consumer buying patterns.”

($ millions, except per share data)

GAAP Results	Second Quarter
	2025	2024	Reported △%	Constant currency △%
Net Sales	$1,335	$1,345	(0.8)%	(1.3)%
Net Earnings	$94	$98	(3.7)%
Diluted EPS	$0.64	$0.67	(4.5)%
Cash Flow from Operations (YTD)	$168	$313	(46.2)%

Non-GAAP Results	Second Quarter
	2025	2024	Reported △%	Constant currency △%
Adjusted EBITDA	$293	$285	2.5%	3.4%
Adjusted Net Earnings	$132	$121	9.3%	11.2%
Adjusted Diluted EPS	$0.89	$0.83	7.2%	9.6%
Free Cash Flow (YTD)	$81	$207	(60.9)%

Unless otherwise stated, all results compare second quarter 2025 results to second quarter 2024 results from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported.

| 2415 Cascade Pointe Blvd. | Charlotte, NC 28208	1

Second Quarter 2025 Financial Highlights
Net sales of $1.34 billion decreased less than 1% as reported, with the Food segment flat and the Protective segment down 3% in the quarter. Net sales decreased $17 million, or 1%, on a constant currency basis. Volumes decreased by $23 million, or 2%. Price increased by $6 million, or less than 1% in the quarter.
Income tax expense was $37 million, or an effective tax rate of 28.3% in the quarter. This compares to an income tax expense of $38 million, or an effective tax rate of 27.8%, in the prior year. The Adjusted Tax Rate was 24.4% in the quarter, as compared to 25.5% in the prior year.
Net earnings were $94 million, or $0.64 per diluted share, as compared to net earnings of $98 million, or $0.67 per diluted share in the prior year. The current year results were unfavorably impacted by $38 million of Special Items expense compared to $23 million of Special Items expense in the prior year. The increase in Special Items expense was due to higher professional services and other charges that are considered one-time or infrequent and higher costs in connection with the cost take-out to grow program ("CTO2Grow Program").
Adjusted EBITDA was $293 million, or 21.9% of net sales, as compared to $285 million, or 21.2% in the prior year. The increase in Adjusted EBITDA was primarily due to lower operating costs driven by productivity benefits including savings from the CTO2Grow Program, partially offset by unfavorable net price realization, lower volume and unfavorable impacts from currency translation.
Adjusted earnings per diluted share increased 7% to $0.89, from $0.83 in the prior year, primarily due to higher Adjusted EBITDA and lower interest expense.
Business Segment Highlights
Second quarter net sales in Food were $896 million, or flat as reported. Currency fluctuations had a negligible impact. Price had a favorable impact of $14 million, or 2%. Volumes decreased $13 million, or 1%, primarily resulting from softness in the North American market. Adjusted EBITDA of $210 million, or 23.4% of net sales, increased 3% from $205 million, or 22.9% of net sales in the prior year. The increase in Adjusted EBITDA was due to lower operating costs driven by productivity benefits, including the CTO2Grow Program, slightly favorable net price realization, partially offset by lower volume.
Second quarter net sales in Protective were $439 million, a decrease of 3% as reported. Currency fluctuations had a favorable impact of $6 million, or 1%. On a constant currency basis, net sales decreased $18 million, or 4%. Volumes decreased $10 million, or 2%, primarily resulting from the remaining impact of prior year customer churn in the fulfillment portfolio, partially offset by growth in the industrial portfolio. Price had an unfavorable impact of $8 million, or 2%. Adjusted EBITDA of $78 million, or 17.8% of net sales, decreased approximately 5% from $82 million, or 18.1% of net sales in the prior year. The decrease in Adjusted EBITDA was primarily due to unfavorable net price realization, partially offset by lower operating costs driven by productivity benefits, including the CTO2Grow Program.
Cash Flow and Net Debt
Cash flow from operating activities during the first six months of 2025 was a source of $168 million, as compared to a source of $313 million during the prior year period. The decrease in cash flow from operating activities primarily reflects higher incentive compensation and tax payments made in 2025, compared to the prior year period.
Capital expenditures in the first six months of 2025 were $87 million, as compared to $106 million during the prior year period. Free Cash Flow, defined as net cash from operating activities less capital expenditures, was a source of $81 million for the first six months of 2025, as compared to a source of $207 million during the prior year period.
Dividend payments for the first six months of both 2025 and 2024 were $60 million.
Total debt was $4.3 billion as of June 30, 2025 and $4.4 billion as of December 31, 2024. Net Debt, defined as total debt less cash and cash equivalents, was $4.0 billion as of June 30, 2025 and December 31, 2024. As of June 30, 2025, Sealed Air had approximately $1.2 billion of available liquidity comprised of $354 million of cash and $830 million of available and unused lines of credit under our committed credit facilities. The net leverage ratio, defined as net debt divided by last twelve months Adjusted EBITDA, was 3.6x as of June 30, 2025 and December 31, 2024.

2

2025 Full Year Outlook

(in $ millions except EPS)	Range	Constant currency △%
Net Sales	$5,100 to $5,500	(6)% to 2%
Adjusted EBITDA	$1,075 to $1,175	(3)% to 6%
Adjusted EPS	$2.90 to $3.30	(7)% to 6%
Free Cash Flow	$350 to $450
Adjusted EBITDA, Adjusted EPS and Free Cash Flow are non-GAAP financial measures. We have not provided guidance for the most directly comparable GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity and low visibility of certain Special Items.
Conference Call Information
Sealed Air Corporation will host a conference call and webcast on Tuesday, August 5, 2025 at 10:00 a.m. (ET) to discuss our Second Quarter 2025 Results. The conference call will be webcast live on the Investors homepage at ir.sealedair.com. A replay of the webcast will also be available thereafter. A slide presentation, which includes supplemental information relating to the Company’s second quarter earnings will be made available through the “Presentations & Events” section of the Company’s Investor Relations website at https://ir.sealedair.com/events-and-presentations prior to the call.
About Sealed Air
Sealed Air Corporation (NYSE: SEE), is a leading global provider of packaging solutions that integrate sustainable, high-performance materials, automation, equipment and services. Sealed Air designs, manufactures and delivers packaging solutions that preserve food, protect goods and automate packaging processes. We deliver our packaging solutions to an array of end markets including fresh proteins, foods, fluids and liquids, medical and life science, e-commerce retail, logistics and omnichannel fulfillment operations, and industrials. Our globally recognized solution brands include CRYOVAC® brand food packaging, LIQUIBOX® brand liquids systems, SEALED AIR® brand protective packaging, AUTOBAG® brand automated packaging systems, and BUBBLE WRAP® brand packaging. In 2024, Sealed Air generated $5.4 billion in sales and has approximately 16,400 employees who serve customers in 117 countries/territories.
www.sealedair.com
Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Information
In this press release, we include certain non-GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant currency” basis, Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, net leverage ratio and Adjusted Tax Rate. Management uses non-GAAP financial measures to assess operating and financial performance, set budgets, provide guidance and compare with peers’ performance. We believe such non-GAAP financial measures are useful to investors. Non-GAAP financial measures should not be considered in isolation from or as a substitute for GAAP information. See the attached supplementary information for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures. Information reconciling forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures is not presented because it is not available without unreasonable effort. The reconciling information that is not available includes forward-looking ranges of certain Special Items with high variability, complexity and low visibility. We are unable to address the probable significance of such unavailable information, which could have a potential significant impact on our future GAAP financial results.

3

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” or the negative of these terms and similar expressions. All statements contained in this press release, other than statements of historical facts, such as those regarding our growth initiatives, business strategies, operating plans, business outlook, restructuring activities and market conditions, are forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that may cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These risks include important factors discussed in the “Risk Factors” section in Part I of our most recent Annual Report on Form 10-K, as updated by our other filings with the Securities and Exchange Commission.

Any forward-looking statements made by us in this press release are based solely on management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements, we disclaim any obligation to do so even if subsequent events cause our views to change, except as may be required by applicable law.

Company Contacts

Investors
Mark Stone
mark.stone@sealedair.com
919.673.3218

Louise Lagache
louise.lagache@sealedair.com

Media
Andi Cole
andi.cole@sealedair.com

4

Sealed Air Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions, except per share data)	2025	2024	2025	2024
Net sales	$1,335.0	$1,345.1	$2,607.5	$2,674.7
Cost of sales	928.8	929.1	1,809.6	1,857.9
Gross profit	406.2	416.0	797.9	816.8
Selling, general and administrative expenses	184.2	190.3	370.8	376.7
Loss on disposal of long-lived assets, net	(6.0)	(1.3)	(9.9)	(0.4)
Amortization expense of intangible assets	14.9	16.3	30.1	31.1
Restructuring charges	2.8	2.5	5.4	18.0
Operating profit	198.3	205.6	381.7	390.6
Interest expense, net	(55.7)	(63.3)	(112.5)	(128.4)
Other expense, net	(11.3)	(6.8)	(10.8)	(7.6)
Earnings before income tax provision	131.3	135.5	258.4	254.6
Income tax provision	37.1	37.7	47.3	73.4
Net earnings from continuing operations	94.2	97.8	211.1	181.2
(Loss) Gain on sale of discontinued operations, net of tax	(1.1)	0.5	(4.5)	(0.9)
Net earnings	$93.1	$98.3	$206.6	$180.3
Basic:
Continuing operations	$0.64	$0.67	$1.44	$1.25
Discontinued operations	(0.01)	—	(0.03)	(0.01)
Net earnings per common share - basic	$0.63	$0.67	$1.41	$1.24
Weighted average common shares outstanding - basic	147.1	145.7	146.7	145.3

Diluted:
Continuing operations	$0.64	$0.67	$1.43	$1.24
Discontinued operations	(0.01)	—	(0.03)	—
Net earnings per common share - diluted	$0.63	$0.67	$1.40	$1.24
Weighted average common shares outstanding - diluted	147.4	146.0	147.1	145.7

5

Sealed Air Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In USD millions)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$354.4	$371.8
Trade receivables, net	488.2	443.1
Income tax receivables	35.5	25.0
Other receivables	109.9	135.9
Inventories, net	824.5	722.2
Prepaid expenses and other current assets	216.1	193.8
Total current assets	2,028.6	1,891.8
Property and equipment, net	1,446.6	1,397.9
Goodwill	2,902.5	2,878.5
Identifiable intangible assets, net	357.8	381.6
Deferred taxes	140.6	112.0
Operating lease right-of-use-assets	91.6	98.0
Other non-current assets	279.7	262.3
Total assets	$7,247.4	$7,022.1
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$317.6	$140.5
Current portion of long-term debt	42.1	64.6
Current portion of operating lease liabilities	31.3	29.7
Accounts payable	805.6	771.0
Accrued restructuring costs	25.9	42.6
Income tax payable	23.0	53.3
Other current liabilities	453.9	533.8
Total current liabilities	1,699.4	1,635.5
Long-term debt, less current portion	3,982.4	4,198.8
Long-term operating lease liabilities, less current portion	68.8	74.8
Deferred taxes	27.2	26.1
Other non-current liabilities	516.5	462.4
Total liabilities	6,294.3	6,397.6

Stockholders’ equity:
Preferred stock	—	—
Common stock	15.5	15.5
Additional paid-in capital	1,447.2	1,445.7
Retained earnings	790.4	643.4
Common stock in treasury	(366.6)	(404.2)
Accumulated other comprehensive loss, net of taxes	(933.4)	(1,075.9)
Total stockholders’ equity	953.1	624.5
Total liabilities and stockholders’ equity	$7,247.4	$7,022.1

6

Sealed Air Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In USD millions)	2025	2024
Net earnings	$206.6	$180.3
Adjustments to reconcile net earnings to net cash provided by operating activities(1)	169.0	154.3
Changes in operating assets and liabilities:
Trade receivables, net	(19.3)	(43.2)
Inventories, net	(71.3)	(60.2)
Accounts payable	9.1	77.0
Income tax receivable/payable	(40.4)	26.6
Other assets and liabilities	(85.2)	(21.5)
Net cash provided by operating activities	$168.5	$313.3
Cash flows from investing activities:
Capital expenditures	(87.3)	(105.8)
Proceeds related to sale of business and property and equipment, net	0.2	0.3
Business acquired in purchase transactions, net of cash acquired	—	4.2
Payments associated with debt, equity and equity method investments	—	(1.1)
Investment in marketable securities	—	(2.2)
Settlement of foreign currency forward contracts	5.4	5.1
Proceeds from cross-currency swaps	1.6	1.6
Net cash used in investing activities	$(80.1)	$(97.9)
Cash flows from financing activities:
Net proceeds (payments) of short-term borrowings	166.5	(2.8)
Proceeds from long-term debt	15.4	404.0
Payments of long-term debt	(266.5)	(478.6)
Payments of debt modification/extinguishment costs and other	—	(6.8)
Dividends paid on common stock	(59.7)	(59.6)
Impact of tax withholding on share-based compensation	(9.3)	(8.0)
Principal payments related to financing leases	(4.8)	(3.9)
Net cash used in financing activities	$(158.4)	$(155.7)
Effect of foreign currency exchange rate changes on cash and cash equivalents	$52.6	$(17.2)
Cash and cash equivalents	371.8	346.1
Restricted cash and cash equivalents	—	—
Balance, beginning of period	$371.8	$346.1
Net change during the period	$(17.4)	$42.5
Cash and cash equivalents	354.4	388.6
Restricted cash and cash equivalents	—	—
Balance, end of period	$354.4	$388.6

Non-GAAP Free Cash Flow:
Cash flow from operating activities	$168.5	$313.3
Capital expenditures	(87.3)	(105.8)
Non-GAAP Free Cash Flow	$81.2	$207.5

	Six Months Ended June 30,
(In USD millions)	2025	2024

7

Supplemental Cash Flow Information:
Interest payments	$136.8	$154.1
Income tax payments, net of cash refunds	$116.0	$57.0
Restructuring payments including associated costs	$35.3	$31.9
Non-cash items:
Transfers of shares of common stock from treasury for profit-sharing contributions	$26.3	$25.4

(1)2025 adjustments primarily consist of depreciation and amortization of $119 million, share-based compensation expense of $22 million, profit sharing expense of $11 million, provision for inventory obsolescence of $11 million and loss on debt redemption and refinancing activities of $5 million. 2024 adjustments primarily consist of depreciation and amortization of $120 million, share-based compensation expense of $15 million, profit sharing expense of $13 million, provision for inventory obsolescence of $11 million and loss on debt redemption and refinancing activities of $7 million.

8

Sealed Air Corporation
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended June 30,
(In USD millions)	Food		Protective		Total Company
2024 Net Sales	$893.8	66.4%	$451.3	33.6%	$1,345.1	100.0%

Price	14.4	1.7%	(8.0)	(1.8)%	6.4	0.5%
Volume(1)	(13.1)	(1.5)%	(10.3)	(2.3)%	(23.4)	(1.8)%
Total constant currency change (non-GAAP)(2)	1.3	0.2%	(18.3)	(4.1)%	(17.0)	(1.3)%
Foreign currency translation	1.0	0.1%	5.9	1.4%	6.9	0.5%
Total change (GAAP)	2.3	0.3%	(12.4)	(2.7)%	(10.1)	(0.8)%

2025 Net Sales	$896.1	67.1%	$438.9	32.9%	$1,335.0	100.0%

	Six Months Ended June 30,
(In USD millions)	Food		Protective		Total Company
2024 Net Sales	$1,762.2	65.9%	$912.5	34.1%	$2,674.7	100.0%

Price	19.8	1.1%	(14.5)	(1.6)%	5.3	0.2%
Volume(1)	(10.6)	(0.6)%	(38.9)	(4.3)%	(49.5)	(1.9)%
Total constant currency change (non-GAAP)(2)	9.2	0.5%	(53.4)	(5.9)%	(44.2)	(1.7)%
Foreign currency translation	(23.2)	(1.3)%	0.2	0.1%	(23.0)	(0.8)%
Total change (GAAP)	(14.0)	(0.8)%	(53.2)	(5.8)%	(67.2)	(2.5)%

2025 Net Sales	$1,748.2	67.0%	$859.3	33.0%	$2,607.5	100.0%

(1)     Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(2)     Total constant currency change is a non-GAAP financial measure which excludes the impact of foreign currency translation.

9

Sealed Air Corporation
Segment Information
Reconciliation of Net Earnings to Non-GAAP Consolidated Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2025	2024	2025	2024
Adjusted EBITDA from continuing operations:
Food	$209.9	$204.6	$412.6	$394.2
Adjusted EBITDA Margin(1)	23.4%	22.9%	23.6%	22.4%
Protective	78.0	81.8	151.9	171.3
Adjusted EBITDA Margin(1)	17.8%	18.1%	17.7%	18.8%
Corporate	4.6	(0.9)	4.3	(1.7)
Non-GAAP Consolidated Adjusted EBITDA	$292.5	$285.5	$568.8	$563.8
Adjusted EBITDA Margin(1)	21.9%	21.2%	21.8%	21.1%

(1)Adjusted EBITDA divided by net sales.

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2025	2024	2025	2024
GAAP Net earnings from continuing operations	$94.2	$97.8	$211.1	$181.2
Interest expense, net	55.7	63.3	112.5	128.4
Income tax provision	37.1	37.7	47.3	73.4
Depreciation and amortization, net of adjustments(1)	62.4	60.1	121.1	121.0
Special Items:
Liquibox intangible amortization	7.6	7.7	15.2	15.2
Restructuring charges	2.8	2.5	5.4	18.0
Other restructuring associated costs	6.4	6.4	12.3	13.2
Foreign currency exchange loss due to highly inflationary economies	4.3	0.6	6.0	5.5
Loss on debt redemption and refinancing activities	5.1	6.8	5.1	6.8
Contract terminations	3.0	—	3.0	(0.1)
Charges related to acquisition and divestiture activity	1.0	1.0	1.1	(0.9)
CEO severance and separation costs	—	—	7.4	—
Accelerated share-based compensation expense	—	—	5.0	—
Other Special Items	12.9	1.6	16.3	2.1
Pre-tax impact of Special items	43.1	26.6	76.8	59.8
Non-GAAP Consolidated Adjusted EBITDA	$292.5	$285.5	$568.8	$563.8
Reconciliation of Adjusted EBITDA to comparable constant currency
% increase - Adjusted EBITDA	2.5%
% currency impact	0.9%
% comparable constant currency	3.4%

(1)Depreciation and amortization by segment are as follows:

10

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2025	2024	2025	2024
Food	$47.6	$46.3	$96.5	$93.2
Protective	22.4	21.5	44.8	43.0
Consolidated depreciation and amortization(i)	$70.0	$67.8	$141.3	$136.2
Liquibox intangible amortization and accelerated share-based compensation expense	(7.6)	(7.7)	(20.2)	(15.2)
Depreciation and amortization, net of adjustments	$62.4	$60.1	$121.1	$121.0

(i) Includes share-based incentive compensation of $10.7 million and $22.6 million for the three and six months ended June 30, 2025, respectively, and $7.2 million and $15.9 million for the three and six months ended June 30, 2024, respectively.

The calculation of the non-GAAP Adjusted Tax Rate is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2025	2024	2025	2024
GAAP Earnings before income tax provision from continuing operations	$131.3	$135.5	$258.4	$254.6
Pre-tax impact of Special Items	43.1	26.6	76.8	59.8
Non-GAAP Adjusted Earnings before income tax provision	$174.4	$162.1	$335.2	$314.4

GAAP Income tax provision from continuing operations	$37.1	$37.7	$47.3	$73.4
Tax Special Items(1)	(2.8)	(2.7)	20.8	(6.8)
Tax impact of Special Items	8.2	6.4	15.7	14.3
Non-GAAP Adjusted Income tax provision	$42.5	$41.4	$83.8	$80.9

GAAP Effective income tax rate	28.3%	27.8%	18.3%	28.8%
Non-GAAP Adjusted Tax Rate	24.4%	25.5%	25.0%	25.7%

(1)For the three months ended June 30, 2025, Tax Special Items reflect interest accruals for uncertain tax positions. For the six months ended June 30, 2025, Tax Special Items reflect the resolution of certain previous years' international tax matters, partially offset by interest accruals for uncertain tax positions. For the three and six months ended June 30, 2024, Tax Special Items reflect accruals for uncertain tax positions.

11

Sealed Air Corporation
Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-GAAP Adjusted
Net Earnings and Non-GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
(In USD millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS
GAAP net earnings and diluted EPS from continuing operations	$94.2	$0.64	$97.8	$0.67	$211.1	$1.43	$181.2	$1.24
Special Items(1)	37.7	0.26	22.9	0.16	40.3	0.27	52.3	0.36
Non-GAAP adjusted net earnings and adjusted diluted EPS(2)	$131.9	$0.89	$120.7	$0.83	$251.4	$1.71	$233.5	$1.60
Weighted average number of common shares outstanding - Diluted		147.4		146.0		147.1		145.7
Reconciliation of adjusted net earnings and adjusted diluted EPS to comparable constant currency
% increase - adjusted net earnings and adjusted diluted EPS	9.3%	7.2%
% currency impact	1.9%	2.4%
% comparable constant currency	11.2%	9.6%

(1)Special Items include items in the table below.
(2)Adjusted diluted earnings per share for the three and six months ended June 30, 2025 does not sum due to rounding.

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions, except per share data)	2025	2024	2025	2024
Special Items:
Liquibox intangible amortization	$7.6	$7.7	$15.2	$15.2
Restructuring charges	2.8	2.5	5.4	18.0
Other restructuring associated costs(i)	6.4	6.4	12.3	13.2
Foreign currency exchange loss due to highly inflationary economies	4.3	0.6	6.0	5.5
Loss on debt redemption and refinancing activities	5.1	6.8	5.1	6.8
Contract terminations	3.0	—	3.0	(0.1)
Charges related to acquisition and divestiture activity	1.0	1.0	1.1	(0.9)
CEO severance and separation costs	—	—	7.4	—
Accelerated share-based compensation expense(ii)	—	—	5.0	—
Other Special Items(iii)	12.9	1.6	16.3	2.1
Pre-tax impact of Special Items	43.1	26.6	76.8	59.8
Tax impact of Special Items and Tax Special Items	(5.4)	(3.7)	(36.5)	(7.5)
Net impact of Special Items	$37.7	$22.9	$40.3	$52.3
Weighted average number of common shares outstanding - Diluted	147.4	146.0	147.1	145.7
Loss per share impact from Special Items	$(0.26)	$(0.16)	$(0.27)	$(0.36)

(i)Other restructuring associated costs for the three and six months ended June 30, 2025 primarily relate to fees paid to third-party consultants in support of the CTO2Grow business transformation.
(ii)Accelerated share-based compensation expense for the six months ended June 30, 2025 primarily relates to the vesting of certain equity awards for our prior CEO upon his departure.
(iii)Other Special Items for the three and six months ended June 30, 2025 include fees related to professional services and other charges directly associated with Special Items or events that are considered one-time or infrequent.

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Calculation of Net Debt
(Unaudited)

(In USD millions)	June 30, 2025	December 31, 2024
Short-term borrowings	$317.6	$140.5
Current portion of long-term debt	42.1	64.6
Long-term debt, less current portion	3,982.4	4,198.8
Total debt	4,342.1	4,403.9
Less: cash and cash equivalents	(354.4)	(371.8)
Non-GAAP Net Debt	$3,987.7	$4,032.1

Net Leverage Ratio (Net Debt / Last Twelve Months Adjusted EBITDA)	3.6x	3.6x

	Last Twelve Months Ended
(In USD millions)	June 30, 2025	December 31, 2024
GAAP Net earnings from continuing operations	$299.4	$269.5
Interest expense, net	231.7	247.6
Income tax provision	162.8	188.9
Depreciation and amortization, net of adjustments	243.8	243.7
Special Items:
Liquibox intangible amortization	30.3	30.3
Restructuring charges	45.2	57.8
Other restructuring associated costs	29.4	30.3
Foreign currency exchange loss due to highly inflationary economies	10.4	9.9
Loss on debt redemption and refinancing activities	5.1	6.8
Impairment of debt investment	8.5	8.5
Contract terminations	3.0	—
Charges related to acquisition and divestiture activity	6.2	4.2
CEO severance and separation costs	7.4	—
Accelerated share-based compensation expense	5.0	—
Other Special Items	27.4	13.1
Pre-tax impact of Special items	177.9	160.9
Non-GAAP Consolidated Adjusted EBITDA	$1,115.6	$1,110.6

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